Exhibit 10.2

Separation Agreement

1)

People and Organizations Covered by this Agreement. In this Agreement, “you” means Juan Graham, your heirs, administrators and assigns. “We,” “us” “our” or the “Company” refers to Perspective Therapeutics, Inc., its predecessors, successors, assigns, divisions, affiliates, subsidiaries, and related corporations, and all past and present officers, directors, employees, shareholders, insurers, fiduciaries, and agents of Perspective Therapeutics, Inc. (in both their individual and representative capacities). “Agreement” means this Separation Agreement.

WHEREAS, you and the Company are party to that certain Employment Agreement, dated as of January 6, 2025 (the “Employment Agreement”).

WHEREAS, you have been granted stock options in the amount of 400,000 shares of common stock (the “Options”), none of which have vested pursuant to the Perspective Therapeutics, Inc. Third Amended and Restated 2020 Equity Incentive Plan.

2)

Issues and Claims You Are Giving Up. You agree that in exchange for the payments and benefits listed in paragraph (3) below, this Agreement settles any and all issues and claims that you have against us in any way related to your employment with or separation from employment with us, according to the terms in this Agreement. By signing this Agreement you voluntarily, knowingly and completely release us from any and all such claims. Those claims are therefore completely extinguished. In exchange for the payments and benefits described in paragraph (3) below, you are giving up:

a)

All legal and equitable rights arising out of your employment or separation from employment with us. This includes but is not limited to any and all liabilities and claims, direct or indirect, under any local, state or federal authority. This includes but is not limited to city, county, state and federal statutes, regulations, executive orders, ordinances, and common law dealing with the enforcement of the rights of employees.

b)

Any and all wage claims, claims of discrimination, demands, damages, causes of action and suit, claims for compensation, attorneys’ fees and expenses on account of or in any way arising out of your employment or separation from employment with us, on or before the Effective Date (as defined below) of this Agreement; any claim that you are an “aggrieved employee” as that term is defined pursuant to California Labor Code Sec. 2699, et al.; and any claims for other personal remedies or damages sought in any legal proceeding or charge filed with any court or federal, state or local agency either by you or by any person claiming to act on your behalf or in your interest.

c)

Although this is not a complete list, here are examples of the specific types of claims you are giving up: Claims under federal law such as the Age Discrimination in Employment Act (ADEA) as amended by the Older Worker Benefits Protection Act (OWBPA), the Americans with Disabilities Act (ADA), the Employee Retirement Income Security Act (ERISA), the Family and Medical Leave Act (FMLA), the Genetic Information Nondiscrimination Act (GINA), Title VII of the Civil Rights Act (relating to protection from discrimination, harassment, and retaliation on the basis of race, color, religion, sex, or national origin), the Lilly Ledbetter Fair Pay Act, the Equal Pay Act (EPA), the National Labor Relations Act (NLRA), the Occupational Safety and Health Act (OSHA), the Sarbanes-Oxley Act, the Worker Adjustment and Retraining Notification Act (WARN Act), and the Uniformed Services Employment and Reemployment Rights Act (USERRA); claims under state law such as the Delaware Discrimination in Employment Act; the Delaware Persons With Disabilities Employment Protection Act; the Delaware Whistleblowers’ Protection Act; the Delaware Wage Payment and Collection Act; the Delaware Fair Employment Practices Act; the Delaware Volunteer Emergency Responders Job Protection Act; or Delaware’s social media law; the Washington Industrial Welfare Act; the Washington Law Against Discrimination; Washington leave laws; the Washington Minimum Wage Requirements and Labor Standards Act; Title 49 of the Revised Code of Washington; the Washington Equal Pay Opportunity Act; the Washington Fair Chance Act; the California Fair Employment and Housing Act; the California Labor Code; the California Equal Pay Law; the Unruh Civil Rights Act; the California Worker Adjustment and Retraining Notification Act; the California Constitution; the California Family Rights Act; the California Consumer Privacy Act; claims under local law (city or county ordinances); claims for wrongful discharge, discrimination, harassment, interference with protected leave, or retaliation; common law torts (including but not limited to intentional or negligent infliction of emotional distress and invasion of privacy); and any claims or causes of action arising out of any express or implied written or oral communication that we have made.

d) e)

You acknowledge and agree that you have been made aware of, and understand, the provisions of California Civil Code Section 1542 (“Section 1542”), which provides: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.” You expressly, knowingly, and intentionally waive any and all rights, benefits, and protections of Section 1542 and of any other state or federal statute or common law principle limiting the scope of a general release.

Nothing in this Agreement prohibits you from filing a charge or complaint with a government agency, including a challenge to the validity of the waiver provision of this Agreement. For example, signing this Agreement does not prevent you from filing a charge or complaint with the U.S. Equal Employment Opportunity Commission (EEOC), the National Labor Relations Board (the “NLRB”), the California Civil Rights Department (the “CRD”), or other similar federal, state or local agency, or from participating in any investigation conducted by the EEOC, the NLRB, the CRD or similar federal, state or local agencies. However, by entering into this Agreement, you understand and agree that you are waiving any and all rights to recover any monetary relief or other personal relief as a result of any such EEOC, NLRB, CRD or similar federal, state or local agency proceeding, including any subsequent legal action.

f) g)

You are not releasing any claims you may have for advance of fees and costs and indemnity under any applicable contract of insurance, corporate policy or operation of law. Released claims do not include claims for: (1) unemployment insurance; (2) worker’s compensation benefits; (3) state disability compensation; (4) previously vested benefits under any the Company-sponsored benefits plan of the Company or its affiliates; (5) challenging the validity of this Agreement pursuant to the Age Discrimination in Employment Act; (6) claims related to the enforcement of this Agreement; and (7) any other rights that cannot by law be released by private agreement. Notwithstanding anything herein to the contrary, the general release of claims described in this paragraph 2(f) does not extend to claims by you for indemnification pursuant to any applicable Directors and Officers insurance policies held by the Company, CA Labor Code § 2802, or any other agreement or understanding regarding indemnification between the Parties.

Notwithstanding anything to the contrary herein, you understand that nothing in this Agreement or any other agreement that you may have with the Company restricts or prohibits you from initiating communications directly with, responding to any inquiries from, providing testimony before, providing confidential information to, reporting possible violations of law or regulation to, or from filing a claim or assisting with an investigation directly with a self-regulatory authority or a government agency or entity, including but not limited to the Securities Exchange Commission and the federal Office of Occupational Health (collectively, “Government Agencies”), or from making other disclosures that are protected under the whistleblower provisions of state or federal law or regulation, and you do not need the Company’s prior authorization to engage in such conduct. Notwithstanding, in making any such disclosures or communications, you must take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute confidential information of the Company or its affiliates to any parties other than the Government Agencies. This Agreement does not limit your right to receive an award for information provided to any Government Agencies.

3)

What You Will Receive in Exchange for the Claims You Are Giving Up. The payments and benefits that you will receive in exchange for giving up the claims described above in paragraph (2) are described here (“Consideration”). Payment will be in the form of a check, which will be directly deposited into your designated checking or savings account. After the Effective Date of this Agreement, you will receive the following from us:

a)

Severance pay: A payment in the amount of $500,000.00, minus required withholdings. This will be reported to the IRS as wages on your Form W-2. This amount will be paid out biweekly, per regular payroll practice, beginning on the first payroll date following the Effective Date, which first payment will include all payments that would have otherwise been made to you between the date of the termination of your employment and the Effective Date.

b)

Pro-Rated Bonus: A payment in the amount of $116,666.67, which represents an amount equal to your Target Bonus (as defined in your Employment Agreement), pro-rated on the basis of the number of full months you have been employed during the 2025 fiscal year. This amount will be paid within 60 (sixty) days of the date of the termination of your employment.

c)

Health benefits: A lump sum payment in the amount of $32,750, which is intended to help you with paying for health insurance premiums for a period of one year. This amount will be paid within 60 (sixty) days of the date of the termination of your employment. This will be reported to the IRS as wages on your Form W-2.

d)	If you file a claim for unemployment benefits, we will reply that the separation was a mutual decision, and that the Company is not challenging the award of benefits.

4)

Tax Withholding and Reporting. We will report payment(s) to the tax authorities as required by law. For wages, we will also make the required withholdings and deductions in accordance with legal requirements before issuing a payment to you. This means that your actual “take-home” pay will be less than the amount designated as wages in paragraph (3) above, because we will need to take out the required withholdings and deductions (such as income taxes). The wage payment(s) indicated above will be included on the W-2 form(s) that you will receive from us. You understand and acknowledge that we are not providing tax advice to you. You further agree to hold harmless and indemnify us from any claims, liens, assessments and taxes that may attach to the proceeds of this Agreement. (In other words, if we have to pay additional amounts to other people or organizations as a result of this Agreement, you will reimburse us and pay our expenses, such as attorneys’ fees.)

5)

Acknowledgment. You agree that you have received all wages due, salary, commissions, bonuses, options, shares, stock, incentive payments, equity interests, profit-sharing payments, expense reimbursements, accrued but unused vacation pay, leave or other benefits owed to you through the Separation Date in a timely manner, in accordance with applicable federal and state law. These wages are separate from any payments made under this Agreement. “Wages” includes regular and overtime pay, commissions, bonuses, and any accrued but unused paid leave, less required withholding. You will not earn any more vacation or other benefits after the date of separation from employment. You acknowledge and agree that no other compensation is owed to you. You further agree that the Consideration is not compensation for your services rendered through your Separation Date, but rather constitutes consideration for the promises contained in this Agreement, and is above and beyond any wages or salary or other sums to which you were entitled as a result of your employment with the Company or under any contract or law. Finally, you represent and warrant that you have no knowledge of any work-related injury or illness incurred while working for the Company.

6)

Status of Your Business Expenses. Within five business days following the Effective Date, you acknowledge you will submit claims for business expenses you incurred while employed with us and that you have been fully reimbursed for those business expenses.

7)	Separation Date. You agree that your date of separation from employment is September 4, 2025. (“Separation Date”) (You should not sign this Agreement before your date of separation from employment.)

8)

This Agreement Will Give Us a Complete Defense to a Lawsuit. If you sue in court or file a complaint about any employment-related claim or entitlement against us, we will respond that this Agreement gives us a complete defense, except as expressly excluded above.

9)

Statements About Us and You. We each promise not to make statements that may adversely affect our respective reputations, business prospects, future or existing business relationships, and social standing except to the extent that either of us exercises our rights under state or federal laws, or to the extent either of us responds to prospective employers’ inquiries about previous employment. A violation of this section by either of us may subject the violating party to legal action. However, you have the right to disclose or discuss conduct that you reasonably believe under state, federal, or common law to be illegal discrimination, illegal harassment, illegal retaliation, a wage and hour violation, or sexual assault, or that is recognized as against a clear mandate of public policy. Your right to discuss these concerns applies to conduct that occurs at the workplace, at work-related events coordinated by or through us, between employees, or between us and an employee, whether on or off the employment premises.

10) 11)

Status of Employment Agreement. You understand and acknowledge that there are specific provisions of the Employment Agreement you must continue to comply with, even after your separation from employment and the Effective Date, including but not limited to, Sections 6 through 9 of that Employment Agreement. To the extent there are conflicts between the provisions of the Employment Agreement and the provisions of this Agreement, this Agreement will control.

Equity. You understand and acknowledge that your Options will automatically terminate for no further consideration pursuant to the terms of the Company’s Third Amended and Restated 2020 Equity Incentive Plan.

12) 13)

Confidential and Proprietary Information. During your employment you were expected to keep our confidential and proprietary information confidential. Under the terms of this agreement, you agree to continue to keep our confidential and proprietary information confidential. You also agree to permanently remove any such information, whether in print or electronic form, that may be in your possession (e.g., on your home computer, mobile device, etc.) and return it to us. Confidential and/or proprietary information is information relating to our business or our operations and/or the products, drawings, plans, processes, or other data that provides us with a competitive advantage and is not common knowledge to the public. Confidential and proprietary information includes, but is not limited to: trade secrets, customer lists, production and sales processes, inventions, financial information, personnel issues, employee medical information, or any other information that is not to be disclosed outside the Company or to employees within the Company who do not have a business need to know. This restriction does not apply to information which is or becomes public knowledge through the authorized release of information.

Non-Solicitation Disclaimer. You previously executed your Employment Agreement that contained a provision restricting your ability to solicit customers following your separation (the “Non-Solicitation Provision”). This is to inform you that the Non-Solicitation Provision is void, and will not be enforced by the Company. All other provisions remain unchanged. There is no action required on your part.

14)

Return of Our Property. You agree to return all of our property, whether physical or electronic, before you receive any payment described in paragraph (3). Any physical property must be returned in good condition (subject to reasonable wear and tear). You are not required to return official communications that you personally received from management, human resources, or payroll regarding your own employment status, such as an employee handbook or a leave of absence approval, or a notice of a pay change. If you are uncertain whether something needs to be returned, please contact Human Resources. You also agree to not access or attempt to access, directly or indirectly, in any manner whatsoever, our electronic equipment, network or files, including without limitation our email and voicemail systems, our electronic document storage and retrieval systems, accounts you maintained on behalf of the Company with third parties, and our computer network servers and related equipment.

15)

Notice of Immunity under the Economic Espionage Act of 1996, as Amended by the Defend Trade Secrets Act of 2016: You will not be held criminally or civilly liable under federal or state trade secret law for the disclosure of a trade secret that: (1) is made in confidence to a federal, state, or local government official solely for the purpose of reporting or investigating a suspected violation of law; (2) is made in confidence to an attorney solely for the purpose of reporting or investigating a suspected violation of law; or (3) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. If you file a lawsuit for retaliation by us for reporting a suspected violation of law, you may disclose our trade secrets to your attorney and use the trade secret information in the court proceeding if you: (1) file any document containing the trade secret under seal; and (2) do not disclose the trade secret, except pursuant to court order.

16)

You Should Consult an Attorney. You acknowledge, represent and agree that you have carefully read and reviewed the terms of this Agreement. You are advised to review the terms of this Agreement with an attorney of your choice. By signing this Agreement, you declare that you fully understand the final and binding effects of this Agreement and that you sign this Agreement of your own free will for the purpose of making a full settlement and release.

17)

ADEA Notice: You Have Time to Consider this Agreement. You acknowledge that in accordance with the Age Discrimination in Employment Act (ADEA), as amended by the Older Worker Benefits Protection Act (OWBPA), we have offered you at least twenty-one (21) calendar days to consider signing this Agreement. After signing this Agreement, you will have seven (7) additional calendar days as provided by the OWBPA in which to revoke this Agreement. Any such revocation must be sent to Human Resources. This Agreement is not effective or enforceable until the eighth (8th) calendar day following the date that you sign it and do not revoke it.

18)	Expiration of Offer. If you want to accept this Agreement, you must sign it no later than September 25, 2025.

19)

Effective Date and Scope of the Agreement. This Agreement is effective on the eighth (8th) calendar day following the date that you sign it (the “Effective Date”), provided that you have not revoked it in accordance with paragraph (17) of this Agreement, and reflects the entire agreement between you and us relating to the subject matter contained herein. This Agreement supersedes any and all prior or contemporaneous oral or written understandings, statements, contracts, representations or promises related to the subject matter contained herein; however, and except as expressly set forth in this Agreement, nothing in this Agreement is intended to (nor will it) supersede the provisions contained in the Employment Agreement or in the Confidentiality Agreement you previously signed in favor of the Company, in each case that were intended to continue after the termination of employment, including, but not limited to any provisions related to intellectual property and confidentiality and such provisions of the Employment Agreement referred to in paragraph (10) of this Agreement, which in each case shall remain in full force and effect. The other exception is that this Agreement does not affect any vested pension rights to which you may be entitled under the terms of any Company-sponsored pension plan (e.g., 401(k) or defined benefit plan). Other than any such vested pension benefits, you agree that you have no entitlement to any other compensation, benefits or employment rights, except as provided in this Agreement. This Agreement will be construed in accordance with and governed by the laws of the state of California.

20)

Consequences if You or We Breach this Agreement. You and we understand and agree that a breach or violation of the terms of this Agreement may cause economic or other damage to the other party. If there is a breach of the Agreement, then the non-breaching party will have the right to go to court to seek money from the other party to pay for losses and/or a court order (injunction) to stop further breaches of the Agreement. If either you or we go to court in connection with this Agreement or its breach, the winner (prevailing party) will be entitled to reimbursement for the winner’s reasonable costs and attorneys’ fees to the extent allowed by law. Any legal action must be brought in a state or federal court located in California. The laws of the State of California will apply without regard to any law regarding choice of law.

21) 22)

Revocation of this Offer. We are making this offer based on certain expectations, and if we learn that those expectations are wrong, then we reserve the right to revoke this offer at any time before providing the payments and benefits described in paragraph (3). Even during the time that this Agreement is not yet effective, we expect that you will comply with the terms of paragraph (9) (which covers the topic of not disparaging us), paragraph (12) (which covers the topic of confidential and proprietary information), and paragraph (14) (which covers the topic of our documents and property). We also expect that you have not engaged in undisclosed criminal behavior or serious misconduct that, had we known about it, would have resulted in termination of employment without the payments and benefits offered in paragraph (3).

Severability. If a court with the legal authority to review this Agreement decides that any provision in this Agreement is unenforceable, the court has the authority to modify that provision to make it enforceable or to delete it. Any such actions will not affect the validity of the rest of the Agreement.

[Signature page follows.]

Signature of Employee: /s/Juan Graham Date: 9/16/2025 Signature of Company Representative: /s/ Thijs Spoor Name of Company Representative: Thijs Spoor Title: CEO Date: 9/14/2025

[Signature Page to Separation Agreement]